UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2012

U.S. HOME SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-18291	75-2922239
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2951 Kinwest Parkway Irving, Texas		75063
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 488-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On October 26, 2012, the stockholders of U.S. Home Systems, Inc., a Delaware corporation (the “Company”) approved and adopted the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 6, 2012, by and among THD At-Home Services, Inc., a Delaware corporation (“Parent”), which is a wholly-owned subsidiary of The Home Depot, Inc., and Umpire Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and the Company providing for the merger (the “Merger”) of Merger Sub with and into the Company with the Company continuing as the surviving corporation (the “Surviving Corporation”), upon the terms and subject to the conditions set forth in the Merger Agreement. The closing of the Merger occurred on October 26, 2012.

Item 1.02 Termination of a Material Definitive Agreement.

On October 26, 2012, in conjunction with the closing of the Merger, the Company terminated its existing Credit Agreement, dated as of August 22, 2011 (the “Credit Agreement”), by and between the Company and Wells Fargo Bank, National Association. At the time of termination, the balance outstanding under the Credit Agreement was zero. In connection with such termination, all liens that Wells Fargo Bank held on assets of the Company were released and terminated.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note above in this Current Report is incorporated by reference herein in response to this Item 2.01. Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), was cancelled and converted into the right to receive $12.50 in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”), other than shares of Common Stock held by any of the Company’s stockholders who are entitled to and who properly exercise, and do not withdraw or lose, statutory appraisal rights. Additionally, at the Effective Time, each option to purchase shares of Common Stock (each, a “Stock Option”) that was outstanding and unvested immediately prior to the Effective Time became fully vested, and each unexercised Stock Option that was outstanding immediately prior to the Effective Time was canceled with the holder of any such Stock Option that had an exercise price that was less than the Merger Consideration becoming entitled to receive an amount in cash equal to the product obtained by multiplying (x) the number of shares of Common Stock that would have been issuable upon exercise of such Stock Options immediately prior to the Effective Time by (y) the amount by which the Merger Consideration exceeded the per share exercise price of such Stock Option. Any amounts payable will be paid less applicable tax withholdings.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in Item 2.01 above in this Current Report is incorporated by reference herein in response to this Item 3.01. On October 26, 2012, the Company notified the NASDAQ Stock Market (“Nasdaq”) that the closing of the Merger had occurred. Nasdaq subsequently suspended the trading of the Common Stock and filed a Form 25 with the Securities and Exchange Commission (the “SEC”) to effect the delisting of the Common Stock. The Company intends to file with the SEC a certification and notice of termination on Form 15 with respect to the Common Stock, requesting that the Common Stock be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the reporting obligations of the Company with respect to the Common Stock under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 2.01 above in this Current Report is incorporated by reference herein in response to this Item 3.03.

Item 5.01 Changes in Control of Registrant.

The information set forth in Item 2.01 above in this Current Report is incorporated by reference herein in response to this Item 5.01. As a result of the Merger, the Company became a wholly-owned subsidiary of Parent, which constituted a change of control of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, at the Effective Time, each of Murray H. Gross, Don A. Buchholz, Larry A. Jobe, Kenneth W. Murphy and Richard W. Griner ceased to be directors of the Company and members of any committee of the Company’s Board of Directors. As a result of the Merger, at the Effective Time, Marvin Ellison, Teresa Wynn Roseborough and Carol B. Tomé, the sole directors of Merger Sub, became the directors of the Company.

Pursuant to the Merger Agreement, at the Effective Time, each of Murray H. Gross, Robert A. DeFronzo and Steven L. Gross ceased to be executive officers of the Company.

In addition, on October 26, 2012, in conjunction with the closing of the Merger, the Company terminated its 401(k) Plan, Amended and Restated 2000 Stock Compensation Plan, 2004 Restricted Stock Plan, 2010 Equity Incentive Plan and Executive Management Cash Bonus Plan.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, on October 26, 2012, the Company’s existing certificate of incorporation and bylaws were amended and restated in their entirety in accordance with the terms of the Merger Agreement. The amended and restated certificate of incorporation and amended and restated bylaws of the Company which are filed as Exhibits 3.1 and 3.2, respectively hereto, are incorporated herein by reference in their entirety in response to this Item 5.03.

Item 5.07 Submission of Matters to a Vote of Security Holders.

In connection with the Merger, a special meeting of the Company’s stockholders was held on October 26, 2012. At the special meeting, the Company’s stockholders approved the following proposals:

(1)	A proposal to adopt the Merger Agreement, as it may be amended from time to time.

For	Against	Abstain
5,830,331	165,826	8,988

(2) A proposal to approve, on a non-binding, advisory basis, of the “golden parachute” compensation that may be paid or become payable to the Company’s named executive officers in connection with the consummation of the Merger.

For	Against	Abstain
5,069,877	475,931	459,337

(3) A proposal to approve any motion to adjourn the special meeting to a later date or time, if necessary, to solicit additional proxies in the event there are not sufficient votes at the time of such adjournment to adopt the merger agreement at the special meeting.

For	Against	Abstain
5,667,752	315,125	22,268

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.1	Amended and Restated Certificate of Incorporation of U.S. Home Systems, Inc.
3.2	Amended and Restated Bylaws of U.S. Home Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on the 26th day of October, 2012 on its behalf by the undersigned, thereto duly authorized.

U.S. HOME SYSTEMS, INC.

By:	/s/ Murray H. Gross
Murray H. Gross President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1	Amended and Restated Certificate of Incorporation of U.S. Home Systems, Inc.
3.2	Amended and Restated Bylaws of U.S. Home Systems, Inc.